Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
VIALOG Corporation:

         We consent to the incorporation herein by reference to our reports included in the December 31, 1998 Annual Report on Form 10-K (File No. 333-22585) of VIALOG Corporation filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.



                                  /s/ KPMG LLP


Boston, Massachusetts

August 27, 1999